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                                                                    EXHIBIT 99.1

[THE BOND MARKET ASSOCIATION LOGO]

MASTER SECURITIES
LOAN AGREEMENT



Dated as of
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Between:          CITIGROUP GLOBAL MARKETS INC.
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And
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      This Agreement sets forth the terms and conditions under which one party
      ("Lender") may, from time to time, lend to the other party ("Borrower") certain securities against a pledge of collateral. Capitalized terms not otherwise defined herein shall have the meanings provided in Section 26.

      The parties hereto agree as follows:


1. LOANS OF SECURITIES.

      1.1 Subject to the terms and conditions of this Agreement, Borrower or Lender may, from time to time, orally seek to initiate a transaction in which Lender will lend securities to Borrower. Borrower and Lender shall agree orally on the terms of each Loan, including the issuer of the securities, the amount of securities to be lent, the basis of compensation, and the amount of Collateral to be transferred by Borrower, which terms may be amended during the Loan.

      1.2 Notwithstanding any other provision in this Agreement regarding when a Loan commences, a Loan hereunder shall not occur until the Loaned Securities and the Collateral therefor have been transferred in accordance with Section 16.

      1.3 WITHOUT WAIVING ANY RIGHTS GIVEN TO LENDER HEREUNDER, IT IS UNDERSTOOD AND AGREED THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO LOANED SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF BORROWER'S OBLIGATIONS IN THE EVENT BORROWER FAILS TO RETURN THE LOANED SECURITIES.


 2. TRANSFER OF LOANED SECURITIES.

      2.1 Unless otherwise agreed, Lender shall transfer Loaned Securities to Borrower hereunder on or before the Cutoff Time on the date agreed to by Borrower and Lender for the commencement of the Loan.


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      2.2   Unless otherwise agreed, Borrower shall provide Lender, in each Loan in which Lender is a Customer, with a schedule and receipt listing the Loaned Securities. Such schedule and receipt may consist of (a) a schedule provided to Borrower by Lender and executed and returned by Borrower when the Loaned Securities are received, (b) in the case of securities transferred through a Clearing Organization which provides transferors with a notice evidencing such transfer, such notice, or (c) a confirmation or other document provided to Lender by Borrower.


 3. COLLATERAL.

      3.1 Unless otherwise agreed, Borrower shall, prior to or concurrently with the transfer of the Loaned Securities to Borrower, but in no case later than the close of business on the day of such transfer, transfer to Lender Collateral with a market value at least equal to a percentage of the market value of the Loaned Securities agreed to by Borrower and Lender (which shall be not less than 100% of the market value of the Loaned Securities) (the "Margin Percentage").

      3.2 The Collateral transferred by Borrower to Lender, as adjusted pursuant to Section 8, shall be security for Borrower's obligations in respect of such Loan and for any other obligations of Borrower to Lender. Borrower hereby pledges with, assigns to, and grants Lender a continuing first security interest in, and a lien upon, the Collateral, which shall attach upon the transfer of the Loaned Securities by Lender to Borrower and which shall cease upon the transfer of the Loaned Securities by Borrower to Lender. In addition to the rights and remedies given to Lender hereunder, Lender shall have all the rights and remedies of a secured party under the New York Uniform Commercial Code. It is understood that Lender may use or invest the Collateral, if such consists of cash, at its own risk, but that (unless Lender is a Broker-Dealer) Lender shall, during the term of any Loan hereunder, segregate Collateral from all securities or other assets in its possession. Lender may pledge, repledge, hypothecate, rehypothecate, lend, relend, sell or otherwise transfer the Collateral, or reregister Collateral evidenced by physical certificates in any name other than Borrower's, only (a) if Lender is Broker-Dealer or (b) in the event of a Default by Borrower. Segregation of Collateral may be accomplished by appropriate identification on the books and records of Lender if it is a "financial intermediary" or a "clearing corporation" within the meaning of the New York Uniform Commercial Code.

      3.3 Except as otherwise provided herein, upon transfer to Lender of the Loaned Securities on the day a Loan is terminated pursuant to
            Section 5, Lender shall be obligated to transfer the Collateral (as adjusted pursuant to Section 8) to Borrower no later than the Cutoff Time on such day or, if such day is not a day on which a transfer of such Collateral may be effected under Section 16, the next day on which such a transfer may be effected.

      3.4 If Borrower transfers Collateral to Lender, as provided in Section 3.1, and Lender does not transfer the Loaned Securities to Borrower, Borrower shall have the absolute right to the return of the Collateral; and if Lender transfers Loaned Securities to Borrower and Borrower does not transfer Collateral to Lender as provided in Section 3.1, Lender shall have the absolute right to the return of the Loaned Securities.




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      3.5   Borrower may, upon reasonable notice to Lender (taking into account all relevant factors, including industry practice, the type of Collateral to be substituted and the applicable method of transfer), substitute Collateral for Collateral securing any Loan or Loans; provided, however, that such substituted Collateral shall (a) consist only of cash, securities or other property that Borrower and Lender agreed would be acceptable Collateral prior to the Loan or Loans and (b) have a market value such that the aggregate market value of such substituted Collateral, together with all other Collateral for Loans in which the party substituting such Collateral is acting as Borrower, shall equal or exceed the agreed upon Margin Percentage of the market value of the Loaned Securities. Prior to the expiration of any letter of credit supporting Borrower's obligations hereunder, Borrower shall, no later than the Cutoff Time on the date such letter of credit expires, obtain an extension of the expiration of such letter of credit or replace such letter of credit by providing Lender with a substitute letter of credit in an amount at least equal to the amount of the letter of credit for which it is substituted.

      3.6 Lender acknowledges that, in connection with Loans of Government Securities and as otherwise permitted by applicable law, some securities provided by Borrower as Collateral under this Agreement may not be guaranteed by the United States.

4. FEES FOR LOAN

      4.1 Unless otherwise agreed, (a) Borrower agrees to pay Lender a loan fee (a "Loan Fee"), computed daily on each Loan to the extent such Loan is secured by Collateral other than cash, based on the aggregate par value (in the case of Loans of Government Securities) or the aggregate market value (in the case of all other Loans) of the Loaned Securities on the day for which such Loan Fee is being computed, and (b) Lender agrees to pay Borrower a fee or rebate (a "Cash Collateral Fee") on Collateral consisting of cash, computed daily based on the amount of cash held by Lender as Collateral, in the case of each of the Loan Fee and the Cash Collateral Fee at such rates as Borrower and Lender may agree. Except as Borrower and Lender may otherwise agree (in the event that cash Collateral is transferred by clearing house funds or otherwise), Loan Fees shall accrue from and including the date on which the Loaned Securities are transferred to Borrower to, but excluding, the date on which such Loaned Securities are returned to Lender, and Cash Collateral Fees shall accrue from and including the date on which the cash Collateral is transferred to Lender to, but excluding, the date on which such cash Collateral is returned to Borrower.

      4.2 Unless otherwise agreed, any Loan Fee or Cash Collateral Fee payable hereunder shall be payable:

            (a) in the case of any Loan of securities other than Government Securities, upon the earlier of (i) the fifteenth day of the month following the calendar month in which such fee was incurred or (ii) the termination of all Loans hereunder (or, if a transfer of cash in accordance with Section 16 may not be effected on such fifteenth day or the day of such termination, as the case may be, the next day on which such a transfer may be effected); and

            (b) in the case of any Loan of Government Securities, upon the termination of such Loan.


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      Notwithstanding the foregoing, all Loan Fees shall be payable by Borrower immediately in the event of a Default hereunder by Borrower and all Cash Collateral Fees shall be payable immediately by Lender in the event of a Default by Lender.


5. TERMINATION OF THE LOAN

      Unless otherwise agreed, (a) Borrower may terminate a Loan on any Business Day by giving notice to Lender and transferring the Loaned Securities to Lender before the Cutoff Time on such Business Day, and (b) Lender may terminate a Loan on a termination date established by notice given to Borrower prior to the close of business on a Business Day. The termination date established by a termination notice given by Lender to Borrower shall be a date no earlier than the standard settlement date for trades of the Loaned Securities entered into on the date of such notice, which date shall, unless Borrower and Lender agree to the contrary, be (i) in the case of Government Securities, the next Business Day following such notice and (ii) in the case of all other securities, the third Business Day following such notice. Unless otherwise agreed, Borrower shall, on or before the Cutoff Time on the termination date of a Loan, transfer the Loaned Securities to Lender; provided, however, that upon such transfer by Borrower, Lender shall transfer the Collateral (as adjusted pursuant to Section 8) to Borrower in accordance with Section 3.3.

6. RIGHTS OF BORROWER IN RESPECT OF THE LOANED SECURITIES.

      Except as set forth in Sections 7.1 and 7.2 and as otherwise agreed by Borrower and Lender, until Loaned Securities are required to be redelivered to Lender upon termination of a Loan hereunder, Borrower shall have all of the incidents of ownership of the Loaned Securities, including the right to transfer the Loaned Securities to others. Lender hereby waives the right to vote, or to provide any consent or to take any similar action with respect to, the Loaned Securities in the event that the record date or deadline for such vote, consent or other action falls during the term of the Loan.

7. DIVIDENDS, DISTRIBUTIONS, ETC.

      7.1 Lender shall be entitled to receive all distributions made on or in respect of the Loaned Securities which are not otherwise received by Lender, to the full extent it would be so entitled if the Loaned Securities had not been lent to Borrower, including, but not limited to: (a) cash and all other property, (b) stock dividends, (c) securities received as a result of split ups of the Loaned Securities and distributions in respect thereof, (d) interest payments, and (e) all rights to purchase additional securities.

      7.2 Any cash distributions made on or in respect of the Loaned Securities, which Lender is entitled to receive pursuant to Section 7.1, shall be paid by the transfer of cash to Lender by Borrower, on the date any such distribution is paid, in an amount equal to such cash distribution, so long as Lender is not in Default at the time of such payment. Non-cash distributions received by Borrower shall be added to the Loaned Securities on the date of distribution and shall be considered such for all purposes, except that if the Loan has terminated, Borrower shall forthwith transfer the same to Lender.

      7.3 Borrower shall be entitled to receive all cash distributions made on or in respect of non-cash Collateral which are not otherwise received by Borrower, to the full extent it would be so entitled if the Collateral had not been transferred to Lender. Any distributions of cash made


                                 May 1993 - Master Securities Loan Agreement - 4
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            on or in respect of such Collateral which Borrower is entitled to receive hereunder shall be paid by the transfer of cash to Borrower by Lender, on the date any such distribution is paid, in an amount equal to such cash distribution, so long as Borrower is not in Default at the time of such payment.

      7.4   (a)   Unless otherwise agreed, if (i) Borrower is required to make a payment (a "Borrower Payment") with respect to cash distributions on Loaned Securities under Sections 7.1 and 7.2
                  ("Securities Distributions"), or (ii) Lender is required to make a payment (a "Lender Payment") with respect to cash distributions on Collateral under Section 7.3 ("Collateral
                  Distributions"), and (iii) Borrower or Lender, as the case may be ("Payor"), shall be required by law to collect any withholding or other tax, duty, fee, levy or charge required to be deducted or withheld from such Borrower Payment or Lender Payment ("Tax"), then Payor shall (subject to subsections (b) and (c) below), pay such additional amounts as may be necessary in order that the net amount of the Borrower
                  Payment or Lender Payment received by the Lender or Borrower, as the case may be ("Payee"), after payment of such Tax equals the net amount of the Securities Distribution or Collateral
                  Distribution that would have been received if such Securities
                  Distribution or Collateral Distribution had been paid directly to the Payee.

            (b) No additional amounts shall be payable to a Payee under subsection (a) above to the extent that Tax would have been imposed on a Securities Distribution or Collateral Distribution paid directly to the Payee.

            (c) No additional amounts shall be payable to a Payee under subsection (a) above to the extent that such Payee is entitled to an exemption from, or reduction in the rate of, Tax on a Borrower Payment or Lender Payment subject to the provision of a certificate or other documentation, but has failed timely to provide such certificate or other documentation.

            (d) Each party hereto shall be deemed to represent that, as of the commencement of any Loan hereunder, no Tax would be imposed on any cash distribution paid to it with respect to (i) Loaned Securities subject to a Loan in which it is acting as Lender or (ii) Collateral for any Loan in which it is acting as Borrower, unless such party has given notice to the contrary to the other party hereto (which notice shall specify the rate at which such Tax would be imposed). Each party agrees to notify the other of any change that occurs during the term of a Loan in the rate of any Tax that would be imposed on any such cash distributions payable to it.

      7.5   To the extent that, under the provisions of Sections 7.1 through 7.4
            (a) a transfer of cash or other property by Borrower would give rise to a Margin Excess (as defined in Section 8.3 below) or (b) a transfer of cash or other property by Lender would give rise to a Margin Deficit (as defined in Section 8.2 below), Borrower or Lender (as the case may be) shall not be obligated to make such transfer of cash or other property in accordance with such Sections, but shall in lieu of such transfer immediately credit the amounts that would have been transferable under such Sections to the account of Lender or Borrower (as the case may be).


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8. MARK TO MARKET.

      8.1 Borrower shall daily mark to market any Loan hereunder and in the event that at the close of trading on any Business Day the market value of the Collateral for any Loan to Borrower shall be less than 100% of the market value of all the outstanding Loaned Securities subject to such Loan, Borrower shall transfer additional Collateral no later than the close of the next Business Day so that the market value of such additional Collateral, when added to the market value of the other Collateral for such Loan, shall equal 100% of the market value of the Loaned Securities.

      8.2 In addition to any rights of Lender under Section 8.1, in the event that at the close of trading on any Business Day the aggregate market value of all Collateral for Loans by Lender shall be less than the Margin Percentage of the market value of all the Outstanding Loaned Securities subject to such Loans (a "Margin Deficit"), Lender may, by notice to Borrower, demand that Borrower transfer to Lender additional Collateral so that the market value of such additional Collateral, when added to the market value of all other Collateral for such Loans, shall equal or exceed the agreed upon Margin Percentage of the market value of the Loaned Securities. Unless otherwise agreed, such transfer is to be made no later than the close of the next Business Day following the day of Lender's notice to Borrower.

      8.3 In the event that at the close of trading on any Business Day the market value of all Collateral for Loans to Borrower shall be greater than the Margin Percentage of the market value of all the outstanding Loaned Securities subject to such Loans (a "Margin Excess"), Borrower may, by notice to Lender, demand that Lender transfer to Borrower such amount of the Collateral selected by Borrower so that the market value of the Collateral for such Loans, after deduction of such amounts, shall thereupon not exceed the Margin Percentage of the market value of the Loaned Securities. Unless otherwise agreed, such transfer is to be made no later than the close of the next Business Day following the day of Borrower's notice to Lender.

      8.4 Borrower and Lender may agree, with respect to one or more Loans hereunder, to mark the values to market pursuant to Sections 8.2 and
            8.3 by separately valuing the Loaned Securities lent and the Collateral given in respect thereof on a Loan-by-Loan basis.

      8.5 Borrower and Lender may agree, with respect to any or all Loans hereunder, that the respective rights of Lender and Borrower under Sections 8.2 and 8.3 may be exercised only where a Margin Excess or Margin Deficit exceeds a specified dollar amount or a specified percentage of the market value of the Loaned Securities under such Loans (which amount or percentage shall be agreed to by Borrower and Lender prior to entering into any such Loans).

9. REPRESENTATIONS.

      Each party to this Agreement hereby makes the following representations and warranties, which shall continue during the term of any Loan hereunder:





                                 May 1993 - Master Securities Loan Agreement - 6
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      9.1   Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the Loans contemplated hereby and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery and performance; and (c) this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms.

      9.2 Each party hereto represents and warrants that the execution, delivery and performance by it of this Agreement and each Loan hereunder will at all times comply with all applicable laws and regulations including those of applicable regulatory and self-regulatory organizations.


      9.3 Each party hereto represents and warrants that it has not relied on the other for any tax or accounting advice concerning this Agreement and that it has made its own determination as to the tax and accounting treatment of any Loan and any dividends, remuneration or other funds received hereunder.


      9.4 Borrower represents and warrants that it is acting for its own account. Lender represents and warrants that it is acting for its own account unless it expressly specifies otherwise in writing and complies with Section 10.3(b).


      9.5 Borrower represents and warrants that (a) it has, or will have at the time of transfer of any Collateral, the right to grant a first security interest therein subject to the terms and conditions hereof, and (b) it (or the person to whom it relends the Loaned Securities) is borrowing or will borrow the Loaned Securities (except for Loaned Securities that qualify as "exempted securities" under Regulation T of the Board of Governors of the Federal Reserve System) for the purpose of making delivery of such securities in the case of short sales, failure to receive securities required to be delivered, or as otherwise permitted pursuant to Regulation T as in effect from time to time.


      9.6 Lender represents and warrants that it has, or will have at the time of transfer of any Loaned Securities, the right to transfer the Loaned Securities subject to the terms and conditions hereof.


10. COVENANTS.

      10.1 Each party hereto agrees and acknowledges that (a) each Loan hereunder is a "securities contract," as such term is defined in
            Section 741(7) of Title 11 of the United States Code (the "Bankruptcy Code"), (b) each and every transfer of funds, securities and other property under this Agreement and each Loan hereunder is a "settlement payment" or a "margin payment," as such terms are used in Sections 362(b)(6) and 546(e) of the Bankruptcy Code, and (c) the rights given to Borrower and Lender hereunder upon a Default by the other constitute the right to cause the liquidation of a securities contract and the right to set off mutual debts and claims in connection with a securities contract, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code. Each party hereto further agrees and acknowledges that if a party hereto is an "insured depository institution:' as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Loan




                                 May 1993 - Master Securities Loan Agreement - 7
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            hereunder is a "securities contract" and "qualified financial contract," as such terms are defined in the FDIA and any rules, orders or policy statements thereunder.

      10.2 Borrower agrees to be liable as principal with respect to its obligations hereunder.

      10.3 Lender agrees either (a) to be liable as principal with respect to its obligations hereunder or (b) to execute and comply fully with the provisions of Annex I (the terms and conditions of which Annex are incorporated herein and made a part hereof).

      10.4 Promptly upon (and in any event within seven (7) Business Days after) demand by Lender, Borrower shall furnish Lender with Borrower's most recent publicly-available financial statements and any other financial statements mutually agreed upon by Borrower and Lender. Unless otherwise agreed, if Borrower is subject to the requirements of Rule 17a-5(c) under the Exchange Act, it may satisfy the requirements of this Section by furnishing Lender with its most recent statement required to be furnished to customers pursuant to such Rule.

      10.5 Except to the extent required by applicable law or regulation or as otherwise agreed, Borrower and Lender agree that Loans hereunder shall in no event be "exchange contracts" for purposes of the rules of any securities exchange and that Loans hereunder shall not be governed by the buy-in or similar rules of any such exchange, registered national securities or other self-regulatory organization.


11. EVENTS OF DEFAULT.

      All Loans hereunder may, at the option of the non-defaulting party exercised by notice to the defaulting party (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an event specified in subsection (e) below), be terminated immediately upon the occurrence of any one or more of the following events (individually, a "Default"):

      11.1 if any Loaned Securities shall not be transferred to Lender upon termination of the Loan as required by Section 5;

      11.2 if any Collateral shall not be transferred to Borrower upon termination of the Loan as required by Sections 3.3 and 5;

      11.3  if either party shall fail to transfer Collateral as required by
            Section 8;

      11.4 if either party (i) shall fail to transfer to the other party amounts in respect of distributions required to be transferred by
            Section 7, (ii) shall have received notice of such failure from the non-defaulting party, and (iii) shall not have cured such default by the Cutoff Time on the next day after such notice on which a transfer of cash may be effected in accordance with Section 16;




                                 May 1993 - Master Securities Loan Agreement - 8
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      11.5  if (i) either party shall commence as debtor any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or seek the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, (ii) any such case or proceeding shall be commenced against either party, or another shall seek such an appointment, or any application shall be filed against either party for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) either party shall make a general assignment for the benefit of creditors, or (iv) either party shall admit in writing its inability to pay its debts as they become due;

      11.6 if either party shall have been suspended or expelled from membership or participation in any national securities exchange or registered national securities association of which it is a member or other self-regulatory organization to whose rules it is subject or if it is suspended from dealing in securities by any federal or state government agency thereof;

      11.7 if either party shall have its license, charter, or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable federal or state government or agency thereof;

      11.8 if any representation made by either party in respect of this Agreement or any Loan or Loans hereunder shall be incorrect or untrue in any material respect during the term of any Loan hereunder;

      11.9 if either party notifies the other, orally or in writing, of its inability to or its intention not to perform its obligations hereunder or otherwise disaffirms, rejects or repudiates any of its obligations hereunder; or

      11.10 if either party (i) shall fail to perform any material obligation under this Agreement not specifically set forth in clauses (a) through (i) above, including but not limited to the payment of fees as required by Section 4, and the payment of transfer taxes as required by Section 14, (ii) shall have received notice of such failure from the non-defaulting party and (iii) shall not have cured such failure by the Cutoff Time on the next day after such notice on which a transfer of cash may be effected under Section 16.


12. LENDER'S REMEDIES.

      Upon the occurrence of a Default under Section 11 entitling Lender to terminate all Loans hereunder, Lender shall have the right (without further notice to Borrower), in addition to any other remedies provided herein or under applicable law, (a) to purchase a like amount of Loaned Securities ("Replacement Securities") in the principal market for such securities in a commercially reasonable manner, (b) to sell any Collateral in the principal market for such Collateral in a commercially reasonable manner and (c) to apply and set off the Collateral and any proceeds thereof (including any amounts drawn under a letter of credit supporting any Loan) against the



                                 May 1993 - Master Securities Loan Agreement - 9
      payment of the purchase price for such Replacement Securities and any amounts due to Lender under Sections 4, 7, 14 and 17. In the event Lender shall exercise such rights, Borrower's obligation to return a like amount of the Loaned Securities shall terminate. Lender may similarly apply the Collateral and any proceeds thereof to any other obligation of Borrower under this Agreement, including Borrower's obligations with respect to distributions paid to Borrower (and not forwarded to Lender) in respect of Loaned Securities. In the event that (i) the purchase price of Replacement Securities (plus all other amounts, if any, due to Lender hereunder) exceeds (ii) the amount of the Collateral, Borrower shall be liable to Lender for the amount of such excess together with interest thereon at a rate equal to (A) in the case of purchases of Foreign Securities, LIBOR,
      (B) in the case of purchases of any other securities (or other amounts, if any, due to Lender hereunder), the Federal Funds Rate or (C) such other rate as may be specified in Schedule B, in each case as such rate fluctuates from day to day, from the date of such purchase until the date of payment of such excess. As security for Borrower's obligation to pay such excess, Lender shall have, and Borrower hereby grants, a security interest in any property of Borrower then held by or for Lender and a right of setoff with respect to such property and any other amount payable by Lender to Borrower. The purchase price of Replacement Securities purchased under this Section 12 shall include, and the proceeds of any sale of Collateral shall be determined after deduction of, broker's fees and commissions and all other reasonable costs, fees and expenses related to such purchase or sale (as the case may be). In the event Lender exercises its rights under this Section 12, Lender may elect in its sole discretion, in lieu of purchasing all or a portion of the Replacement Securities or selling all or a portion of the Collateral, to be deemed to have made, respectively, such purchase of Replacement Securities or sale of Collateral for an amount equal to the price therefor on the date of such exercise obtained from a generally recognized source or the most recent closing bid quotation from such a source. Subject to Section 19, upon the satisfaction of all obligations hereunder, any remaining Collateral shall be returned to Borrower.


13. BORROWER'S REMEDIES.

      Upon the occurrence of a Default under Section 11 entitling Borrower to terminate all Loans hereunder, Borrower shall have the right (without further notice to Lender), in addition to any other remedies provided herein or under applicable law, (a) to purchase a like amount of Collateral ("Replacement Collateral") in the principal market for such Collateral in a commercially reasonable manner, (b) to sell a like amount of the Loaned Securities in the principal market for such securities in a commercially reasonable manner and (c) to apply and set off the Loaned Securities and any proceeds thereof against (i) the payment of the purchase price for such Replacement Collateral (ii) Lender's obligation to return any cash or other Collateral and (iii) any amounts due to Borrower under Sections 4, 7 and 17. In such event, Borrower may treat the Loaned Securities as its own and Lender's obligation to return a like amount of the Collateral shall terminate; provided, however, that Lender shall immediately return any letters of credit supporting any Loan upon the exercise or deemed exercise by Borrower of its termination rights under
      Section 11. Borrower may similarly apply the Loaned Securities and any proceeds thereof to any other obligation of Lender under this Agreement, including Lender's obligations with respect to distributions paid to Lender (and not forwarded to Borrower) in respect of Collateral. In the event that (i) the sales price received from such Loaned Securities is less than (ii) the purchase price of Replacement Collateral (plus the amount of any cash or other Collateral not replaced by Borrower and all other amounts, if any, due to Borrower hereunder), Lender shall be liable to Borrower for the amount of any such deficiency, together with interest on such amounts at a rate equal to (A) in


                                May 1993 - Master Securities Loan Agreement - 10
      the case of Collateral consisting of Foreign Securities, LIBOR, (B) in the case of Collateral consisting of any other securities (or other amounts due, if any, to Borrower hereunder), the Federal Funds Rate or (C) such other rate as may be specified in Schedule B, in each case as such rate fluctuates from day to day, from the date of such sale until the date of payment of such deficiency. As security for Lender's obligation to pay such deficiency, Borrower shall have, and Lender hereby grants, a security interest in any property of Lender then held by or for Borrower and a right of setoff with respect to such property and any other amount payable by Borrower to Lender. The purchase price of any Replacement Collateral purchased under this Section 13 shall include, and the proceeds of any sale of Loaned Securities shall be determined after deduction of, broker's fees and commissions and all other reasonable costs, fees and expenses related to such purchase or sale (as the case may be). In the event Borrower exercises its rights under this Section 13, Borrower may elect in its sole discretion, in lieu of purchasing all or a portion of the Replacement Collateral or selling all or a portion of the Loaned Securities, to be deemed to have made, respectively, such purchase of Replacement Collateral or sale of Loaned Securities for an amount equal to the price therefor on the date of such exercise obtained from a generally recognized source or the most recent closing bid quotation from such a source. Subject to Section 19, upon the satisfaction of all Lender's obligations hereunder, any remaining Loaned Securities (or remaining cash proceeds thereof) shall be returned to Lender. Without limiting the foregoing, the parties hereto agree that they intend the Loans hereunder to be loans of securities. If, however, any Loan is deemed to be a loan of money by Borrower to Lender, then Borrower shall have, and Lender shall be deemed to have granted, a security interest in the Loaned Securities and the proceeds thereof.

14. TRANSFER TAXES.

      All transfer taxes with respect to the transfer of the Loaned Securities by Lender to Borrower and by Borrower to Lender upon termination of the Loan shall be paid by Borrower.

15. MARKET VALUE.

      15.1 Unless otherwise agreed, if the principal market for the securities to be valued is a national securities exchange in the United States, their market value shall be determined by their last sale price on such exchange on the preceding Business Day or, if there was no sale on that day, by the last sale price on the next preceding Business Day on which there was a sale on such exchange, all as quoted on the Consolidated Tape or, if not quoted on the Consolidated Tape, then as quoted by such exchange.

      15.2 Except as provided in Section 15.3 or 15.4 or as otherwise agreed, if the principal market for the securities to be valued is the over-the-counter market, their market value shall be determined as follows. If the securities are quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), their market value shall be the closing sale price on NASDAQ on the preceding Business Day or, if the securities are issues for which last sale prices are not quoted on NASDAQ, the closing bid price on such day. If the securities to be valued are not quoted on NASDAQ, their market value shall be the highest bid quotation as quoted in any of The Wall Street Journal, the National Quotation Bureau pink sheets, the Salomon Brothers quotation sheets, quotations sheets of registered market makers and, if necessary, dealers' telephone quotations on the preceding Business Day. In each case, if the relevant quotation did not exist on such day, then the relevant



                                May 1993 - Master Securities Loan Agreement - 11
            quotation on the next preceding Business Day in which there was such a quotation shall be the market value.

      15.3 Unless otherwise agreed, if the securities to be valued are Government Securities, their market value shall be the average of the bid and ask prices as quoted on Prophesy at 3:30 P.M. New York time on the Business Day preceding the date on which such determination is made. If the securities are not so quoted on such day, their market value shall be determined as of the next preceding Business Day on which they were so quoted. If the securities to be valued are Government Securities that are not quoted on Prophesy, their market value shall be determined as of the close of business on the preceding Business Day in accordance with market practice for such securities.

      15.4 Unless otherwise agreed, if the securities to be valued are Foreign Securities, their market value shall be determined as of the close of business on the preceding Business Day in accordance with market practice in the principal market for such securities.

      15.5 Unless otherwise agreed, the market value of a letter of credit shall be the undrawn amount thereof.

      15.6 All determinations of market value under Sections 15.1, 15.2, 15.3 and 15.4 shall include, where applicable, accrued interest to the extent not already included therein (other than any interest transferred to the other party pursuant to Section 7), unless market practice with respect to the valuation of such securities in connection with securities loans is to the contrary. All determinations of market value that are required to be made at the close of trading on any Business Day pursuant to Section 8 or otherwise hereunder shall be made as if being determined at the commencement of trading on the next Business Day. The determinations of market value provided for in this Section 15 shall apply for all purposes under this Agreement, except for purposes of Sections 12 and 13.


16. TRANSFERS.

      16.1 All transfers of securities hereunder shall be by (a) physical delivery of certificates representing such securities together with duly executed stock and bond transfer powers, as the case may be, with signatures guaranteed by a bank or a member firm of the New York Stock Exchange, Inc., (b) transfer on the books of a Clearing Organization, or (c) such other means as Borrower and Lender may agree. In every transfer of securities hereunder, the transferor shall take all steps necessary (i) to effect a "transfer" under
            Section 8-313 of the New York Uniform Commercial Code or, where applicable, under any U.S. federal regulation governing transfers of securities and (ii) to provide the transferee with comparable rights under any applicable foreign law or regulation.

      16.2 All transfers of cash Collateral hereunder shall be by (a) wire transfer in immediately available, freely transferable funds or (b) such other means as Borrower and Lender may agree. All other transfers of cash hereunder shall be made in accordance with the preceding sentence or by delivery of a certified or official bank check representing next-day New York Clearing House Funds.



                                May 1993 - Master Securities Loan Agreement - 12

      16.3 All transfers of a letter of credit from Borrower to Lender shall be made by physical delivery to Lender of an irrevocable letter of credit issued by a "bank" as defined in Section 3(a)(6)(A)-(C) of the Exchange Act. Transfer of a letter of credit from Lender to Borrower shall be made by causing such letter of credit to be returned or by causing the amount of such letter of credit to be reduced to the amount required after such transfer.

      16.4 A transfer of securities, cash or letters of credit may be effected under this Section 16 on any day except (a) a day on which the transferee is closed for business at its address set forth in Schedule A hereto or (b) a day on which a Clearing Organization or wire transfer system is closed, if the facilities of such Clearing Organization or wire transfer system are required to effect such transfer.

17. CONTRACTUAL CURRENCY.

      17.1 Borrower and Lender agree that: (a) any payment in respect of a distribution under Section 7 shall be made in the currency in which the underlying distribution of cash was made; (b) any return of cash shall be made in the currency in which the underlying transfer of cash was made and (c) any other payment of cash in connection with a Loan under this Agreement shall be in the currency agreed upon by Borrower and Lender in connection with such Loan (the currency established under clause (a), (b) or (c) hereinafter referred to as the "Contractual Currency"). Notwithstanding the foregoing, the payee of any such payment may, at its option, accept tender thereof in any other currency; provided, however, that, to the extent permitted by applicable law, the obligation of the payor to make such payment will be discharged only to the extent of the amount of Contractual Currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) on the banking day next succeeding its receipt of such currency.

      17.2 If for any reason the amount in the Contractual Currency received under Section 17.1, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due in respect of this Agreement, the party required to make the payment will (unless a Default has occurred and such party is the non-defaulting party) as a separate and independent obligation and to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

      17.3 If for any reason the amount in the Contractual Currency received under Section 17.1 exceeds the amount in the Contractual Currency due in respect of this Agreement, then the party receiving the payment will (unless a Default has occurred and such party is the non-defaulting party) refund promptly the amount of such excess.




                                May 1993 - Master Securities Loan Agreement - 13

18.   ERISA.

      Lender shall, if any of the securities transferred to the Borrower hereunder for any Loan have been or shall be obtained, directly or indirectly, from or using the assets of any Plan, so notify Borrower in writing upon the execution of the Agreement or upon initiation of such Loan under Section 1.1. If Lender so notifies Borrower, then Borrower and Lender shall conduct the Loan in accordance with the terms and conditions of Department of Labor Prohibited Transaction Exemption 81-6 (46 Fed. Reg. 7527, Jan. 23, 1981; as amended, 52 Fed. Reg. 18754, May 19, 1987), or any successor thereto (unless Borrower and Lender have agreed prior to entering into a Loan that such Loan will be conducted in reliance on another exemption, or without relying on any exemption, from the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended). Without limiting the foregoing and notwithstanding any other provision of this Agreement, if the Loan will be conducted in accordance with Prohibited Transaction Exemption 81-6, then:

      18.1 Borrower represents and warrants to Lender that it is either (I) a bank subject to federal or state supervision, (ii) a broker-dealer registered under the Exchange Act or (iii) exempt from registration under Section 15 (a) (1) of the Exchange Act as a dealer in Government Securities.

      18.2 Borrower represents and warrants that, during the term of any Loan hereunder, neither Borrower nor any affiliate of Borrower has any discretionary authority or control with respect to the investment of the assets of the Plan involved in the Loan or renders investment advice (within the meaning of 29 C.F.R. Section 2510.3-21(c)) with respect to the assets of the Plan involved in the Loan. Lender agrees that, prior to or at the commencement of any Loan hereunder, it will communicate to Borrower information regarding the Plan sufficient to identify to Borrower any person or persons that have discretionary authority or control with respect to the investment of the assets of the Plan involved in the Loan or that render investment advice (as defined in the preceding sentence) with respect to the assets of the Plan involved in the Loan. In the event Lender fails to communicate and keep current during the term of any Loan such information, Lender rather than Borrower shall be deemed to have made the representation and warranty in the first sentence of this clause (b).

      18.3  Borrower and Lender agree that:

            (a) the term "Collateral" shall mean cash, securities issued or guaranteed by the United States government or its agencies or instrumentalities, or irrevocable bank letters of credit issued by a person other than Borrower or an affiliate thereof;

            (b) prior to the making of any Loans hereunder, Borrower shall provide Lender with (A) the most recent available audited statement of Borrower's financial condition and (B) the most recent available unaudited statement of Borrower's financial condition (if more recent than the most recent audited statement), and each Loan made hereunder shall be deemed a representation by Borrower that there has been no material

                                May 1993 - Master Securities Loan Agreement - 14
                  adverse change in Borrower's financial condition subsequent to the date of the latest financial statements or information furnished in accordance herewith;

            (c) the Loan may be terminated by Lender at any time, whereupon Borrower shall deliver the Loaned Securities to Lender within the lesser of (A) the customary delivery period for such securities; (B) five Business Days and (C) the time negotiated for such delivery between Borrower and Lender; provided, however, that Borrower and Lender may agree to a longer period only if permitted by Prohibited Transaction Exemption 81-6; and

            (d) the Collateral transferred shall be security only for obligations of Borrower to the Plan with respect to Loans, and shall not be security for any obligation of Borrower to any agent or affiliate of the Plan.

19.   SINGLE AGREEMENT.

      Borrower and Lender acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder constitute a single business and contractual relationship and have been entered into in consideration of each other. Accordingly, Borrower and Lender hereby agree that payments, deliveries and other transfers made by either of them in respect of any Loan shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Loan hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted. In addition, Borrower and Lender acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder have been entered into in consideration of each other. Accordingly, Borrower and Lender hereby agree that (a) each shall perform all of its obligations in respect of each Loan hereunder, and that a default in the performance of any such obligation by Borrower or by Lender (the "Defaulting Party") in any Loan hereunder shall constitute a default by the Defaulting Party under all such Loans hereunder, and (b) the non-defaulting party shall be entitled to set off claims and apply property held by it in respect of any Loan hereunder against obligations owing to it in respect of any other Loan with the Defaulting Party.

20.   APPLICABLE LAW.

      THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

21.   WAIVER.

      The failure of a party to this Agreement to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers in respect of a Default must be in writing.

22.   REMEDIES.

      All remedies hereunder and all obligations with respect to any Loan shall survive the termination of the relevant Loan, return of Loaned Securities or Collateral and termination of this Agreement.

                                May 1993 - Master Securities Loan Agreement - 15

23.   NOTICES AND OTHER COMMUNICATIONS.

      Unless another address is specified in writing by the respective party to whom any notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in Schedule A attached hereto. All notices shall be effective upon actual receipt, provided, however, that if any notice shall be received by a party on a day on which such party is not open for business at its office located at the address set forth in Schedule A, such notice shall be deemed to have been received by such party at the opening of business on the next day on which such party is open for business at such address.

24.   SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

      24.1 EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS HEREUNDER OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY LOAN HEREUNDER AND (B) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.

      24.2 EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

25.   MISCELLANEOUS.

      This Agreement supersedes any other agreement between the parties hereto concerning loans of securities between Borrower and Lender. This Agreement shall not be assigned by either party without the prior written consent of the other party and any attempted assignment without such consent shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall ensure to the benefit of Borrower and Lender and their respective heirs, representatives, successors and assigns. This Agreement may be terminated by either party upon written notice to the other, subject only to fulfillment of any obligations then outstanding. This Agreement shall not be modified, except by an instrument in writing signed by the party against whom enforcement is sought. The parties hereto acknowledge and agree that, in connection with this Agreement and each Loan hereunder, time is of the essence. Each provision and agreement herein shall be treated as separate and independent from any other provision herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

26.   DEFINITIONS.

      For the purposes hereof.

      26.1 "Broker-Dealer" shall mean any person that is a broker (including a municipal securities broker), dealer, municipal securities dealer, government securities broker or government

                                May 1993 - Master Securities Loan Agreement - 16
            securities dealer as defined in the Exchange Act, regardless of whether the activities of such person are conducted in the United States or otherwise require such person to register with the Securities and Exchange Commission or other regulatory body.

      26.2 "Business Day" shall mean, with respect to any Loan hereunder, a day on which regular trading occurs in the principal market for the Loaned Securities subject to such Loan, provided, however, that for purposes of Section 15, such term shall mean a day on which regular trading occurs in the principal market for the securities whose value is being determined. Notwithstanding the foregoing, (I) for purposes of Section 8, "Business Day" shall mean any day on which regular trading occurs in the principal market for any Loaned Securities or for any securities Collateral under any outstanding Loan hereunder and "next Business Day" shall mean the next day on which a transfer of Collateral may be effected in accordance with
            Section 16; and (ii) in no event shall a Saturday or Sunday be considered a Business Day.

      26.3 "Clearing Organization" shall mean The Depository Trust Company, or, if agreed to by Borrower and Lender, such other clearing agency at which Borrower (or Borrower's agent) and Lender (or Lender's agent) maintain accounts, or a book-entry system maintained by a Federal Reserve Bank.

      26.4 "Collateral" shall mean, whether now owned or hereafter acquired and to the extent permitted by applicable law, (a) any property which Borrower and Lender agree shall be acceptable collateral prior to the Loan and which is transferred to Lender pursuant to Section 3 or 8 (including as collateral, for definitional purposes, any letters of credit mutually acceptable to Lender and Borrower), (b) any property substituted therefore pursuant to Section 3.5, (c) all accounts in which such property is deposited and all securities and the like in which any cash collateral is invested or reinvested, and
            (d) any proceeds of any of the foregoing. For purposes of return of Collateral by Lender or purchase or sale of securities pursuant to
            Section 12 or 13, such term shall include securities of the same issuer, class and quantity as the Collateral initially transferred by Borrower to Lender.

      26.5 "Customer" shall mean any person that is a customer of Borrower under Rule 15c3-3 under the Exchange Act or any comparable regulation of the Secretary of the Treasury under Section 15C of the Exchange Act (to the extent that Borrower is subject to such Rule or comparable regulation).

      26.6 "Cutoff Time" shall mean a time on a Business Day by which a transfer of cash, securities or other property must be made by Borrower or Lender to the other, as shall be agreed by Borrower and Lender in Schedule B or otherwise orally or in writing or, in the absence of any such agreement, as shall be determined in accordance with market practice.

      26.7  "Default" shall have the meaning assigned in Section 11.

      26.8 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                                May 1993 - Master Securities Loan Agreement - 17

      26.9 "Federal Funds Rate" shall mean the rate of interest (expressed as an annual rate), as published in Federal Reserve Statistical Release H.15(519) or any publication substituted therefore, charged for federal funds (dollars in immediately available funds borrowed by banks on an overnight unsecured basis) on that day or, if that day is not a banking day in New York City, on the next preceding banking day.

      26.10 "Foreign Securities" shall mean, unless otherwise agreed, securities that are principally cleared and settled outside the United States.

      26.11 "Government Securities" shall mean government securities as defined in Section 3 (a)(42)(A)-(C) of the Exchange Act.

      26.12 "LIBOR" shall mean for any date, the offered rate for deposits in U.S. dollars for a period of three months which appears on the Reuters Screen LIBO page as of 11:00 A.M., London time, on such date (or, if at least two such rates appear, the arithmetic mean of such rates).

      26.13 "Loan" shall mean a loan of securities hereunder.

      26.14 "Loaned Security" shall mean any security which is a security as defined in the Exchange Act, transferred in a Loan hereunder until such security (or an identical security) is transferred back to Lender hereunder, except that, if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange is made. For purposes of return of Loaned Securities by Borrower or purchase or sale of securities pursuant to Section 12 or 13, such term shall include securities of the same issuer, class and quantity as the Loaned Securities, as adjusted pursuant to the preceding sentence.

      26.15 "Plan" shall mean (a) any "employee benefit plan" as defined in
            Section 3(3) of the Employee Retirement Income Security Act of 1974 which is subject to Part 4 of Subtitle B of Title I of such Act; (b) any "plan" as defined in Section 4975(e) (1) of the Internal Revenue Code of 1986; or (c) any entity the assets of which are deemed to be assets of any such "employee benefit plan" or "plan" by reason of the Department of Labor's plan asset regulation, 29 C.F.R. Section 2510.3-101.

CITIGROUP GLOBAL MARKETS INC.

By: ____________________________        By:      __________________________
Title: Thomas Tesauro                   Title:   __________________________
       Managing Director                Date:    __________________________
Date: __________________________




                                May 1993 - Master Securities Loan Agreement - 18

ANNEX I

LENDER ACTING AS AGENT

This Annex sets forth the terms and conditions governing all transactions in which a party lending securities ("Agent") in a Loan is acting as agent for one or more third parties (each, a "Principal"). Unless otherwise defined, capitalized terms used in this Annex shall have the meanings assigned in the Securities Loan Agreement of which it forms a part (such agreement, together with this Annex and any other schedules or exhibits, referred to as the "Agreement") and, unless otherwise specified, all section references herein are intended to refer to sections of such Securities Loan Agreement.

1. ADDITIONAL REPRESENTATIONS AND WARRANTIES. In addition to the representations and warranties set forth in Section 9 of the Agreement, Agent hereby makes the following representations and warranties, which shall continue during the term of any Loan: Principal has duly authorized Agent to execute and deliver the Agreement on its behalf, has the power to so authorize Agent and to enter into the Loans contemplated by the Agreement and to perform the obligations of Lender under such Loans, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.

2. IDENTIFICATION OF PRINCIPALS. Agent agrees (a) to provide Borrower prior to any Loan under the Agreement with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of Borrower), and (b) to provide Borrower, before the close of business on the next Business Day after orally agreeing to enter into a Loan, with notice of the specific Principal or Principals for whom it is acting in connection with such Loan. If (i) Agent fails to identify such Principal or Principals prior to the close of business on such next Business Day or (ii) Borrower shall determine in its sole discretion that any Principal or Principals identified by Agent are not acceptable to it, Borrower may reject and rescind any Loan with such Principal or Principals, return to Agent any Loaned Securities previously transferred to Borrower and refuse any further performance under such Loan, and Agent shall immediately return to Borrower any Collateral previously transferred to Agent in connection with such Loan; provided, however, that (A) Borrower shall promptly (and in any event within one Business Day) notify Agent of its determination to reject and rescind such Loan and (B) to the extent that any performance was rendered by any party under any Loan rejected by Borrower, such party shall remain entitled to any fees or other amounts that would have been payable to it with respect to such performance if such Loan had not been rejected. Borrower acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist Borrower in obtaining from Agent's Principals such information regarding the financial status of such Principals as Borrower may reasonably request.


3. LIMITATION OF AGENT'S LIABILITY. The parties expressly acknowledge that if the representations and warranties of Agent under the Agreement, including this Annex, are true and correct in all material respects during the term of any Loan and Agent otherwise complies with the provisions of this Annex, then (a) Agent's obligations under the Agreement shall not



                              May 1993 - Master Securities Loan Agreement - A1-1 include a guarantee of performance by its Principal or Principals and (b) Borrower's remedies shall not include a right of setoff against obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.

4.    MULTIPLE PRINCIPALS.

      (a) In the event that Agent proposes to act for more than one Principal hereunder, Borrower and Agent shall elect whether (i) to treat Loans under this Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such Loans as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Loans under this Agreement as transactions on behalf of separate Principals.

      (b) In the event that Borrower and Agent elect (or are deemed to elect) to treat Loans under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide Borrower, together with the notice described in Section 2(b) of this Annex, notice specifying the portion of each Loan allocable to the account of each of the Principals for which it is acting (to the extent that any such Loan is allocable to the account of more than one Principal); (ii) the portion of any individual Loan allocable to each Principal shall be deemed a separate Loan under the Agreement;
            (iii) the mark to market obligations of Borrower and Lender under
            Section 8 of the Agreement shall be determined on a Loan-by-Loan basis (unless the parties agree to determine such obligations on a Principal-by-Principal basis); and (iv) Borrower's and Lender's remedies under the Agreement upon the occurrence of a Default shall be determined as if Agent had entered into a separate Agreement with Borrower on behalf of each of its Principals.

      (c) In the event that Borrower and Agent elect to treat Loans under this Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent's notice under Section 2(b) of this Annex need only identify the names of its Principals but not the portion of each Loan allocable to each Principal's account; (ii) the mark to market obligations of Borrower and Lender under Section 8 shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all Loans entered into by Agent on behalf of any Principal; and (iii) Borrower's and Lender's remedies upon the occurrence of a Default shall be determined as if all Principals were a single Lender.

      (d) Notwithstanding any other provision of the Agreement (including without limitation this Annex), the parties agree that any transactions by Agent on behalf of a Plan shall be treated as transactions on behalf of separate Principals in accordance with
            Section 4(b) of this Annex (and all mark to market obligations of the parties shall be determined on a Loan-by-Loan basis).

5. INTERPRETATION OF TERMS . All references to "Lender" in the Agreement shall, subject to the provisions of this Annex (including among other provisions the limitations on Agent's liability in



                              May 1993 - Master Securities Loan Agreement - A1-2

      Section 3 of this Annex), be construed to reflect that (i) each Principal shall have, in connection with any Loan or Loans entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a "Lender" directly entering into such Loan or Loans with Borrower under the Agreement, and (ii) Agent's Principal or Principals have designated Agent as their sole agent for performance of Lender's obligations to Borrower and for receipt of performance by Borrower of its obligations to Lender in connection with any Loan or Loans under the Agreement (including, among other things, as agent for each Principal in connection with transfers of securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed "parties" to the Agreement and all references to a "party" or "either party" in the Agreement shall be deemed revised accordingly (and any Default by Agent under paragraph (e) or any other applicable provision of Section 11 shall be deemed a Default by Lender).

     CITIGROUP GLOBAL MARKETS INC.

By: __________________________
Title:   Thomas Tesauro, Managing Director
Date: __________________________





By: __________________________
Title: __________________________
Date: __________________________





















                              May 1993 - Master Securities Loan Agreement - A1-3

                                   SCHEDULE B

                    DEFINED TERMS AND SUPPLEMENTAL PROVISIONS

1. The Cutoff Times referred to in this Agreement shall be as determined in accordance with the market practice with respect to the country of origin of the Loaned Securities.

2. Unless the parties otherwise agree with respect to a particular Loan(s) hereunder, the Contractual Currency for the purposes described in clause
      (c) of Section 17.1 shall be US Dollars for all Loans.

3. Section 4.1 is amended by adding to the end of such Section the following sentence:

      "Unless otherwise agreed, such Loan Fees and Cash Collateral Fees shall be calculated on the basis of a 360-day year for the actual number of days the Loan is outstanding in accordance with the preceding sentence."

4.    For purposes of determining whether an Event of Default has occurred under
      Section 11.8, the representations of Borrower made pursuant to Section 18.3(b) shall be deemed made, and to be true and correct, at all times during the period a Loan is outstanding.

5. Each party to this Agreement (such party, "Party X") agrees that, upon the insolvency of Party X or any of its affiliates or the default of Party X or any of its affiliates under any transaction with the other party hereto or any of such other party's affiliates (such other party or any of its affiliates, a "Non-Defaulting Party"), each Non-Defaulting Party may, without prior notice to Party X: (a) liquidate any transaction between Party X and any Non-Defaulting Party (which liquidation may include the conversion of amounts denominated in multiple currencies into a single currency if deemed necessary or desirable by the Non-Defaulting Party),
      (b) reduce any amounts due and owing to Party X under any transaction between Party X and any Non-Defaulting Party by setting off against such amounts any amounts due and owing to a Non-Defaulting Party by Party X, and (c) treat all security for, and all amounts due and owing to Party X under, any transaction between Party X and any Non-Defaulting Party as security for all transactions between Party X and the Non-Defaulting Party; provided, however, that the exercise of the remedies described in clauses (a), (b) and (c) above (or in any similar provision in any agreement between the parties) shall be deemed to occur immediately subsequent to, but independent of, the exercise of any netting, liquidation, set-off or other similar provision contained in any master agreement between the parties; provided, further, that each provision or agreement hereof shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. For purposes of the foregoing, the term "affiliate" with respect to Citigroup Global Markets Inc. shall not include any entity that controls or is under common control with Citigroup Global Markets Holdings Inc., but in any event such term shall include Citigroup Global Markets Holdings Inc. and any entity controlled by it, and for purposes of clause (a) above only, shall include Citibank N.A.

6. Section 5 is amended by deleting the second sentence thereof and replacing it with the following sentence:

      "The termination date established by a termination notice given by Lender to Borrower shall be a date no earlier than the standard settlement date for trades of the Loaned Securities entered into on the date of such notice, which date shall, unless Borrower and Lender agree to the contrary, be (i) in the case of Government Securities, the next Business Day following such notice and (ii) in the case of Foreign Securities, the next Business Day following the standard settlement date for trades of the Loaned Securities entered into on the date of such notice and (iii) in the case of all other Securities, the Business Day that is the standard settlement date for trades of the Loaned Securities entered into on the date of such notice."

7. Section 15.3 is amended by deleting the clause "on Prophecy" in the first sentence thereof and substituting the clause "by a mutually acceptable source or mutually acceptable sources" and by deleting the third sentence in its entirety.

8. Section 11 is amended by (a) deleting the reference to "subsection (e)" in the first sentence thereof and substituting "Section 11.5" therefore and
      (b) by deleting the reference to "clauses (a) through (i)" in Section
      11.10 and substituting "Sections 11.1 through 11.9" therefore.

9. Section 18.2 is amended by deleting the reference to "clause (b)" in the last sentence thereof and substituting "Section 18.2" therefore.

10. In the event of any inconsistency between the provisions of this Schedule and the provisions of the Master Securities Loan Agreement attached hereto, the terms contained in this Schedule shall prevail.

11. No party shall be required to pay or be liable to the other party for any consequential, indirect or punitive damages, opportunity costs or lost profits (whether or not arising from its negligence).

CITIGROUP GLOBAL MARKETS INC.

By:___________________________              By:________________________
Name:   Thomas Tesauro                      Name:______________________
Title:     Managing Director                Title:_______________________

[MARKET BOND ASSOCIATION LOGO]

      AMENDMENT TO THE MASTER SECURITIES LOAN AGREEMENT

      Dated as of

      Between:               CITIGROUP GLOBAL MARKETS INC.

      and

      The parties hereto, having previously entered into a Master Securities Loan Agreement (the "Master Agreement"), dated as of , agree to amend and supplement the Master Agreement as set forth below. Unless otherwise defined in Section 11. 1 below, capitalized terms used herein shall have the meanings assigned in the Master Agreement.




      1.    COLLATERAL AND MARK TO MARKET.

            Notwithstanding anything to the contrary in the Master Agreement, in connection with any Loan in which Lender is not a Customer, Borrower and Lender may agree, as provided in Section 11.2 hereof, that the market value of the Collateral, if any, transferred by Borrower to Lender, upon initial transfer and for purposes of any mark-to-market or similar provision of the Master Agreement. shall be equal to a percentage of the market value of the Loaned Securities that is less than 100%; provided, however, that in the event that the writing or other confirmation evidencing such agreement does not set out such percentage with respect to any such Loan, such percentage shall not, for purposes of any mark-to-market or similar provision of the Master Agreement, be less than the percentage that is obtained by dividing (i) the market value of the Collateral required to be transferred by Borrower to Lender with respect to such Loan at the commencement of the Loan by (ii) the market value of the Loaned Securities required to be transferred by Lender to Borrower at the commencement of the Loan.

      2.    PERMITTED PURPOSE.

            2.1 Notwithstanding anything to the contrary in the Master Agreement, with respect to any Loan of an Equity Security, Borrower and Lender may agree, as provided in Section 11. 2 hereof, that Borrower shall not be deemed to have made any representation or warranty to Lender regarding the purpose for which Borrower is borrowing or will borrow the Loaned Security, including without limitation any representation or warranty regarding the use of the Loaned Security by it (or the person to whom it relends the Loaned Security) for the purpose of making delivery of such security in the case of a short sale, failure to receive securities required to be delivered or otherwise. By entering into any such agreement, Lender shall be deemed to have represented and warranted to Borrower (which representation and warranty shall be deemed to be repeated on each day during the term of such Loan) that Lender is either (i) an "exempted borrower" within the meaning of Regulation T or (ii) a member of a national securities exchange or a broker or dealer registered with the Securities and Exchange Commission that is entering into such Loan to finance its activities as a market maker or an underwriter.

            2.2 Notwithstanding anything to the contrary in the Master Agreement, with respect to any Loan of a security that is not an Equity Security, Borrower shall not be deemed to have made any representation or warranty to Lender regarding the purpose for which Borrower is borrowing or will borrow the Loaned Security, including without limitation any representation or warranty regarding the use of the Loaned Security by it (or the person to whom it relends the Loaned Security) for the purpose of making delivery of such security in the case of a short sale, failure to receive securities required to be delivered or otherwise.

      3. TERMINATION AND RIGHTS IN RESPECT OF COLLATERAL . Notwithstanding anything to the contrary in the Master Agreement, if under the Master Agreement Lender may pledge, repledge, hypothecate, rehypothecate, lend, relend, sell or otherwise transfer the Collateral, or re-register Collateral evidenced by physical certificates in any name other than Borrower's:

      (a) Borrower may not terminate a Loan, if the Collateral for such Loan includes securities other than Government Securities, except on a termination date established by notice given to Lender prior to the close of business on a Business Day; the date established by such termination notice given by Borrower to Lender shall be a date no earlier than the standard settlement date for trades of such Collateral entered into on the date of such notice, which date shall, unless Borrower and Lender agree to the contrary, be the third Business Day following such notice; and

      (b) Borrower waives the right to vote, or to provide any consent or take any similar action with respect to, any Collateral in the event that the record date or deadline for such vote, consent or other action falls during the term of a Loan and such Collateral is not required to be returned to Borrower pursuant to any substitution, mark-to-market or similar provision of the Master Agreement.

4.    DIVIDENDS, DISTRIBUTIONS, ETC.

      4.1 Notwithstanding anything to the contrary in the Master Agreement, Borrower shall be entitled to receive all distributions made on or in respect of Collateral which are not otherwise received by Borrower, to the full extent it would be so entitled if such Collateral had not been transferred to Lender, including, but not limited to (a) cash and all other property, (b) stock dividends, (c) securities received as a result of split ups of such Collateral and distributions in respect thereof, (d) interest payments, and (e) all rights to purchase additional securities.

      4.2 Any cash distributions made on or in respect of Collateral, which Borrower is entitled to receive pursuant to Section 4.1 hereof, shall be treated in accordance with the Master Agreement. Noncash distributions received by Lender shall be added to the Collateral on the date of distribution and shall be considered such for all purposes, except that if each Loan secured by such Collateral has terminated, Lender shall forthwith transfer the same to Borrower.

      5. TRANSFER. Notwithstanding anything to the contrary in the Master Agreement, all transfers by either Borrower or Lender of Loaned Securities or Collateral consisting of "financial assets" (within the meaning of the New York Uniform Commercial Code) thereunder shall be by (a) in the case of certificated securities, physical delivery of certificates representing such securities together with duly executed stock and bond transfer powers, as the case may be, with signatures guaranteed by a bank or a member firm of the New York Stock Exchange, Inc., (b) registration of an uncertificated security in the transferee's name by the issuer of such uncertificated security, (c) the crediting by a securities intermediary of such financial assets to the transferee's securities account maintained with such securities intermediary, or (d) such other means as Borrower and Lender may agree. For the avoidance of doubt, the parties agree and acknowledge that the term "securities", as used in the Master Agreement and herein, shall include any "security entitlements" with respect to such securities (within the meaning of the New York Uniform Commercial Code), and that the terms "financial intermediary" and "clearing corporation", as used in the Master Agreement, shall mean a "securities intermediary" (within the meaning of the New York Uniform Commercial Code).

      6. REPRESENTATIONS AND WARRANTIES. Each of the parties hereto (and, in the case of a party acting as agent in accordance with the terms of the Master Agreement, each of its principals) represents and warrants that (a) it has full power and authority to execute and deliver this Amendment and to enter into any Loan contemplated by the Master Agreement and to perform its obligations thereunder, as amended or supplemented herein; (b) it has taken all necessary action to authorize such execution, delivery and performance; and
            (c) this Amendment constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Master Agreement.

      7. ERISA. If any of the securities transferred to Borrower for any Loan have been or shall be obtained, directly or indirectly, from or using the assets of any Plan, and Borrower and Lender have not agreed to conduct such Loan otherwise than in accordance with the terms and conditions of Department of Labor Prohibited Transaction Exemption 81 - 6 (46 Fed. Reg. 7527, Jan. 23, 1981; as amended, 52 Fed. Reg. 18,754, May 19, 1987) or any successor thereto, then nothing in this Amendment shall be construed to limit Borrower's obligation (i) to mark to market such Loan daily and (ii) to transfer additional Collateral, in the event that at the close of trading on any Business Day the market value of the Collateral for any Loan to Borrower shall be less than 100% of the market value of all the outstanding Loaned Securities subject to such Loan, no later than the close of the next Business Day so that the market value of such additional Collateral, when added to the market value of the other Collateral for such Loan, shall equal 100% of the market value of the Loaned Securities.

      8. EVENTS OF DEFAULT. In addition to any events of default set forth in the Master Agreement, it shall be an additional event of default under the Master Agreement if either party fails to perform any covenant or obligation required to be performed by it hereunder or if any representation made by either party in respect hereof shall be incorrect or untrue in any material respect during the term of any Loan under the Master Agreement, as amended or supplemented herein; provided, however, that to the extent that Section 4 hereof amends and supplements any provisions in the Master Agreement governing the rights of Borrower in respect of distributions on Collateral, any such failure under Section 4 hereof shall constitute an event of default only after the expiration of the notice period, if any, specified in the Master Agreement with respect to the occurrence of an event of default for such a failure.

      9. TRANSFER TAXES. Unless otherwise agreed, all transfer taxes with respect to the transfer of Collateral by Borrower to Lender and by Lender to Borrower upon termination of the Loan or pursuant to any substitution, mark-to-market or similar provision of the Master Agreement shall be paid by Borrower.

      10. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

      11.   DEFINITIONS AND INTERPRETATIONS.

            11.1 Notwithstanding anything to the contrary in the Master Agreement, the following terms shall have the following meanings for purposes of this Amendment.

                        "Collateral" shall have the meaning specified in the Master Agreement, except that, if any new or different security shall be exchanged for any Collateral by recapitalization, merger, consolidation or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become Collateral in substitution for the former Collateral for which such exchange is made.

                        "Customer" shall mean any person that is a customer of Borrower under Rule 15c3-3 under the Exchange Act or any comparable regulation of the Secretary of the Treasury under Section 15C of the Exchange Act (to the extent that Borrower is subject to such rule or comparable regulation).

                        "Equity Security" shall mean any security other than a "non-equity security", as defined in Regulation T.

                        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                        "Government Securities" shall mean "government securities" as defined in Section 3(a) (42) (A) - (C) of the Exchange Act.

                        "Plan" shall mean (i) any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 which is subject to Part 4 of Subtitle B of Title I of such Act; (ii) any "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986; or (iii) any entity the assets of which are deemed to be assets of any such "employee benefit plan" or "plan" by reason of the Department of Labor's plan asset regulation, 29 C.F.R. Section 2510.3-101.

                        "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            11.2  Any agreement between the parties pursuant to Section 1 or
                  Section 2.1 shall be made (i) in writing, (ii) orally, if confirmed promptly in writing or through any system that compares

                  Loans and in which Borrower and Lender are participants, or
                  (iii) in such other manner as may be agreed by the parties in writing.

                        This Amendment shall be effective as of the date hereof; provided, however, that this Amendment shall not affect the terms of any Loan entered into prior to the date hereof.

Except as otherwise provided herein, the Master Agreement shall remain unmodified and in full force and effect.

CITIGROUP GLOBAL MARKETS INC.

By:                                                 By:
Title:  Thomas Tesauro, Managing Director           Title:
Date:                                               Date:

                                   Schedule A
                     Names and Addresses for Communications

                          CITIGROUP GLOBAL MARKETS INC.
                         Equity Stock Loan - 5th Floor
                              390 Greenwich Street
                            New York, New York 10013